UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

SMITHFIELD FOODS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.
As previously disclosed, on September 26, 2013, pursuant to an Agreement and Plan of Merger dated as of May 28, 2013 by and among Smithfield Foods, Inc., (the “Company”), Shuanghui International Holdings Limited (“Parent”), and Sun Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

On September 27, 2013, in connection with the consummation of the Merger, the Company appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm effective immediately. On the same date the Company dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm effective immediately. Such actions were approved and authorized by the Board of Directors of the Company.

The reports of E&Y on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s financial statements for each of the two fiscal years ended April 28, 2013 and in the subsequent interim period through September 27, 2013 there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in their report. The Company has requested E&Y to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated October 2, 2013 is filed as Exhibit 16.1 to this Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements or Certain Officers.
Amendment to Retention Bonus Program

On September 26, 2013, the Company amended its Retention Bonus Program (as previously described on a Form 8-K dated June 4, 2013) to reduce the amount of the potential retention bonus payments to Larry C. Pope by $5,000,000, to Robert W. Manly, IV by $2,500,000 and to Dennis H. Treacy by $1,500,000. As reduced, the new potential retention bonus payments would be $3,300,000 to Mr. Pope, $1,300,000 to Mr. Manly and $500,000 to Mr. Treacy. The other terms of the program remain as previously described.

Noncompetition Agreements

On September 26, 2013, the Company entered into noncompetition agreements (the “Noncompetition Agreements”) with Messrs. Pope, Manly, and Treacy, under the terms of which each officer has agreed to refrain from competing against the Company and its affiliates, and from soliciting the Company’s and its affiliates’ customers, suppliers and employees, in each case for a period of three years following the date of the Merger, in exchange for the following total potential payments:

Officer	Total Potential Noncompetition Payments
C. Larry Pope	$5,000,000
Robert W. Manly, IV	$2,500,000
Dennis H. Treacy	$1,500,000

The noncompetition payments will be paid in four installments-one-quarter on the date which is six months following the closing of the Merger and an additional one-quarter on each of the 1st, 2nd, and 3rd anniversaries of the closing of the Merger, whether or not the officer remains employed with the Company, so long as the officer abides by the terms of the noncompetition and nonsolicitation covenants in the agreement.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

16.1	Letter addressed to the Securities and Exchange Commission from Ernst & Young LLP, dated October 2, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: October 2, 2013	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit 16.1	Letter addressed to the Securities and Exchange Commission from Ernst & Young LLP, dated October 2, 2013.